UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2015

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

Par Petroleum Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2015, William C. Pate was appointed to serve as the President and Chief Executive Officer of Par Petroleum Corporation, a Delaware corporation (the “Company”), contemporaneously with the Company’s announcement of its intention to change its name to Par Pacific Holdings, Inc. on October 20, 2015. Mr. Pate will remain a member of the Company’s Board of Directors. Joseph Israel, the Company’s former President and Chief Executive Officer, was appointed Senior Vice President of the Company and the President and Chief Executive Officer of the Company’s subsidiary, Hawaii Pacific Energy, LLC, which will be renamed Par Petroleum, LLC, and will remain a member of the Company’s Board of Directors.

Mr. Pate, age 51, has served as a member of the Company’s Board of Directors since December 2014. Mr. Pate resigned his position as Co-President of Equity Group Investments, a private investment firm and a division of Chai Trust Company, LLC (“EGI”), prior to joining the Company as President and Chief Executive Officer. Mr. Pate had been employed by EGI or its predecessors in various capacities since 1994. Mr. Pate has served as a director of Covanta Holding Corporation, a publicly held international owner/operator of energy-from-waste and power generation facilities, since 1999 and is the Chair of the Finance Committee of the Board of Directors of Covanta and is also a member of the Audit Committee and the Public Policy and Technology Committee of the Board of Directors of Covanta. He was the Chairman of the Board of Directors of Covanta from October 2004 through September 2005. Mr. Pate has previously served on the boards of directors of Exterran Holdings, Inc., Adams Respiratory Therapeutics, MiddleBrook Pharmaceuticals and CNA Surety Corp., as well as those of several private companies associated with EGI. Mr. Pate began his professional career at The First Boston Corporation as a financial analyst in the natural resources mergers and acquisitions group. Subsequently, he was employed as an associate at The Blackstone Group where he worked on private equity investments and merger advisory assignments. Mr. Pate holds a Juris Doctorate degree from the University of Chicago Law School and a Bachelor of Arts degree from Harvard College.

On October 12, 2015, the Company entered into an employment offer letter with Mr. Pate (the “Employment Offer Letter”), pursuant to which he will be entitled to receive an annual base salary of $450,000 paid in accordance with Company payroll practices. Mr. Pate will also be eligible for an annual performance bonus, depending upon the achievement of specific individual and corporate performance criteria. Mr. Pate’s target cash bonus will be 100% of his annual base salary with a maximum of 150%. In addition, Mr. Pate will be eligible to participate in equity programs approved by the Company’s Compensation Committee commencing on or about February 2017. Currently, these programs include annual grants of awards under the Long-Term Incentive Plan in the form of restricted stock units (“RSUs”) and stock options. Mr. Pate’s annual RSU grant target will be equal to 100%, and up to 150%, of his annual base salary, and his annual stock option award target will be 100%, and up to 150%, of his annual base salary. The number of shares awarded will be determined on the basis of a Black-Scholes valuation as of the date of grant, and stock options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. Upon the commencement of his employment, Mr. Pate will be granted an initial award of 750,000 stock options with an exercise price equal to the closing price of the Company’s common stock on the date of the grant (the “Initial Award”). One fifth of these options will vest on each anniversary of the date of the grant.

In the event of the termination of Mr. Pate’s employment by the Company without Cause (as defined in the Employment Offer Letter) or by Mr. Pate for Good Reason (as defined in the Employment Offer Letter), and provided that Mr. Pate delivers an effective release in favor of the Company and complies with restrictive covenants and obligations to the Company, Mr. Pate will be entitled to the following benefits: (i) salary continuation payments equal to one year’s annual base salary in effect at the time of the termination, payable pro rata over 12 months, (ii) a bonus equal to the average of the bonuses paid to him over the prior three years (if termination occurs prior to three years, the target bonus will be used for the unserved periods), payable pro rata over 12 months and (iii) accelerated vesting of all outstanding unvested equity awards.

Mr. Pate will also be eligible to participate in any benefit plans that may be offered from time to time by the Company to its employees generally and in the Company’s 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

In connection with Mr. Israel’s change in position, his employment offer letter with the Company dated December 12, 2014 was amended (the “Amendment”) to grant Mr. Israel a one-time cash payment of $739,534.30, which shall reduce pro rata in value and number any annual grant of restricted common stock or common stock options made to him in 2016. Certain severance benefits included in Mr. Israel’s employment offer letter were modified such that if Mr. Israel is terminated for Cause (as defined in his employment offer letter) prior to the one-year anniversary of the date of the Amendment (the “Anniversary Date”), Mr. Israel will waive his right to receive (i) salary continuation payments equal to one year’s annual base salary in effect at the time of the termination, payable pro rata over 12 months, and (ii) a bonus equal to the average of the bonuses paid to him over the prior three years (if termination occurs prior to three years, the target bonus will be used for the unserved periods). Additionally, if Mr. Israel resigns or his employment with the Company is terminated for Cause, in each case prior to the Anniversary Date, Mr. Israel will not be entitled to receive accelerated vesting of all his outstanding unvested equity awards.

The foregoing description of the Employment Offer Letter, the Initial Award, and the Amendment are not complete and are qualified in their entirety by reference to the full text of the Employment Offer Letter, the Initial Award, and the Amendment, which are attached hereto as Exhibit 10.1, 10.2, and 10.3, respectively, and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 14, 2015, the Company issued a press release announcing the appointment of Mr. Pate and the anticipated name change of the Company to Par Pacific Holdings, Inc. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends, and uncertainties. The Company cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. The Company does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Offer Letter with William C. Pate dated October 12, 2015.

10.2	Initial Award with William C. Pate dated October 12, 2015.

10.3	Amendment to Employment Offer Letter with Joseph Israel dated October 12, 2015.

99.1	Press Release dated October 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: October 14, 2015	/s/ J. Matthew Vaughn
J. Matthew Vaughn Senior Vice President and General Counsel

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